Exhibit 10.2

REVOLVING PROMISSORY NOTE

Operating Line of Credit—Revolving Loan

Omaha, Nebraska	$5,000,000.00
Note Date: May 13, 2010	Maturity Date: May 12, 2011

On or before May 12, 2011, Dakota Ethanol, L.L.C., a South Dakota limited liability company (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”) at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Five Million and no hundredths Dollars ($5,000,000.00) or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding, under this Note and the First Amended and Restated Construction Loan Agreement (the “AGREEMENT”) executed by the BANK and BORROWER dated as of June 18, 2009, as it may, from time to time, be amended.  This promissory note evidences the REVOLVING LOAN described in the AGREEMENT.

The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the London Interbank offered rate for U.S. Dollar deposits published in the Wall Street Journal as the One (1) Month LIBOR Rate (“LIBOR RATE”).  The LIBOR RATE will be adjusted and determined without notice to BORROWER as set forth herein, as of the date of this Note and on the first (1st) day of each calendar month hereafter (“INTEREST RATE CHANGE DATE”) to the One (1) Month LIBOR RATE which is published in the Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each INTEREST RATE CHANGE DATE.  “London Banking Day” means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business.  If for any reason the LIBOR RATE published by the Wall Street Journal is no longer available and/or BANK is unable to determine the LIBOR RATE for any INTEREST RATE CHANGE DATE, BANK may, in its sole discretion, select an alternate source to determine the LIBOR RATE and will provide notice to BORROWER of the source selected.  The LIBOR RATE determined as set forth above shall be referred to herein as (the “INDEX”).  The INDEX is not necessarily the lowest rate charged by BANK on its loans.  If the INDEX becomes unavailable during the term of this loan, BANK may designate a substitute index after notifying BORROWER.  BANK will tell BORROWER the current INDEX rate upon BORROWER’s request.  The interest rate change will not occur more often than each month on the first (1st) day of each month.  BORROWER understands that BANK may make loans based on other rates as well.  The INDEX currently is .33750 % per annum.  The interest rate to be applied to the unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 3.50 percentage points over the INDEX, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 3.83750% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this loan be less than 4.5% per annum or more than the maximum rate allowed by applicable law.  Whenever increases occur in the interest rate, BANK, at its option, may do one of the following: (A)  increase BORROWER’s payments to ensure BORROWER’s loan will pay off by its original final maturity date, (B)  increase BORROWER’s payments to cover accruing interest, (C)  increase the number of BORROWER’s payments, and (D)  continue BORROWER’s payments at the same amount and increase BORROWER’s final payment.

Interest accruing hereunder is payable on the monthly on the first day of each month.

UNUSED COMMITMENT FEE. BORROWER will pay BANK an unused commitment fee of fifty (50 bps) basis points, assessed quarterly in arrears against the unused portion of the note amount.

The AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER’s performance. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT.

As provided in the AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the AGREEMENT and are provided by law.  All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

Executed as of the 13th day of May, 2010.

Dakota Ethanol, L.L.C.

By:	/s/ Scott Mundt
Scott Mundt, Chief Executive Officer

NOTARY ACKNOWLEDGEMENT

STATE OF SOUTH DAKOTA	)
)ss.
COUNTY OF LAKE	)

On this 7 day of June, 2010, before me, the undersigned, a Notary Public, personally appeared Scott Mundt, Chief Executive Officer of Dakota Ethanol, L.L.C., who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the company.

ALAN E. MAY

NOTARY PUBLIC

SOUTH DAKOTA

My Commission Expires 9-22-2013

/s/ Alan E. May
Notary Public
Exp. 9-22-2013